Exhibit 99.1

Media Contact: Martha Holler 703/984-5178	Investor Contacts: Steve McGarry 703/984-6746 Joe Fisher 703/984-5755
SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2009 RESULTS
RESTON, Va., Jan. 20, 2010 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, reported net income on a core earnings basis of $249 million ($.41 per diluted share) for the fourth quarter ended Dec. 31, 2009, compared to $65 million ($.08 per diluted share) for the year-ago quarter.
These results were reduced in part by a $98 million ($.19 per diluted share) loss from the sale of the company’s mortgage purchased paper business, a $34 million ($.07 per diluted share) charge against its purchased consumer receivables, both after tax, and a $33 million ($.06 per diluted share) charge for the early conversion of a portion of the company’s Series C Preferred Stock into common stock. Offsetting these losses was a $46 million ($.09 per diluted share) after-tax gain from debt repurchases.
For the full-year 2009, core earnings net income was $597 million ($.96 per diluted share), compared to $526 million ($.89 per diluted share) in 2008.
“The economy presented capital market challenges this year,” said Albert L. Lord, vice chairman & CEO. “We enter 2010 with stronger capital, asset quality and liquidity. We will continue to build balance sheet strength in this difficult economy as we begin to grow our earnings again.”
Lending Business
Core net interest income after provision for loan losses was $320 million in the fourth quarter, compared to $242 million in the prior quarter and $161 million in the year-ago quarter. During the fourth quarter, the company sold $17.6 billion of federal loans originated under U.S. Department of Education's (ED) loan participation program and received $271 million.
The company originated $4.5 billion in federal student loans in the fourth quarter, up 14 percent from the year-ago quarter. Federal student loan originations were $21.7 billion in 2009, a 21-percent increase from 2008.
Private education loan originations were down for both the quarter and the year, reflecting tightened underwriting and the effect of increased federal student loan limits. Private education loan originations were $381 million in the fourth quarter. The company originated $3.2 billion of private education loans in 2009.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

Private Education Loan Portfolio Quality
Managed private education loan charge-offs declined to $298 million in the fourth quarter from $443 million in the previous quarter. Managed delinquencies as a percentage of private education loans in repayment decreased during the quarter to 12.1 percent, from 12.6 percent in the previous quarter. Core provision for private education loan losses was $327 million in the fourth quarter, down from $413 million in the third quarter.
During 2009, the company introduced a new private education loan, the Smart Option Student Loan, that reduces customers’ total cost and repayment period by requiring interest payments during in-school periods. Private student loans disbursed during the difficult economy of 2008 and 2009 have been underwritten to have significantly higher credit scores and cosigner rates.
In the quarter, the company improved its balance sheet strength by:
•	Completing $600 million in private education loan securitizations and $840 million in consolidation loan securitizations, which provided life-of-loan funding;

•	Funding $350 million in federal student loans through the Straight A conduit program sponsored by ED; and

•	Repurchasing $741 million in unsecured debt, which generated a $46 million after-tax gain.
Subsequent to year end, the company entered into a new multi-year ABCP facility at substantially reduced costs, and entered into an agreement with the Federal Home Loan Bank in Des Moines (FHLB) to provide funding backed by eligible collateral including federally-guaranteed student loans.
Other Income and Operating Expenses
Core fee income, which includes the gain on debt repurchases, was $503 million in the fourth quarter, compared to the year-ago quarter’s core fee income of $237 million.
Core operating expenses were $293 million for the quarter, compared to $260 million in the year-ago quarter. For the full-year, operating expenses were $1.18 billion, compared to $1.23 billion in 2008.
GAAP
Sallie Mae officially reports financial results on a GAAP basis and also presents certain core earnings performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at: http://www.salliemae.com/about/investors/stockholderinfo/earningsinfo/, click on the Fourth Quarter 2009 Supplemental Earnings Disclosure.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

Sallie Mae reported fourth-quarter 2009 GAAP net income of $309 million ($.52 diluted earnings per share), compared to a net loss of $216 million ($.52 diluted loss per share) in the year-ago quarter.
Fourth-quarter 2009 results include the net impact of a $167 million unrealized, mark-to-market, pre-tax gain on certain derivative contracts that are recognized in GAAP, but not in core earnings, results. Net interest income after provisions for loan losses increased from $(42) million in the year-ago quarter to $329 million in the current quarter.
Presentation slides for the conference call discussed below may be accessed on www.salliemae.com/about/investors/stockholderinfo/webcast.
***
The company will host an earnings conference call tomorrow, Jan. 21 at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating should call the following number tomorrow, Jan. 21, 2010, starting at 7:45 a.m. EST: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International) and use access code 49855409. The conference call will be replayed continuously beginning at 11 a.m. EST on Jan. 21, 2010, and concluding at midnight on Feb. 4, 2010 EST. To access the replay, please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 49855409. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.salliemae.com. A replay will be available 30 to 45 minutes after the live broadcast.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Fourth Quarter 2009. All information in this release is as of Jan. 20, 2010. The Company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the Company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's leading saving, planning and paying for education company. Sallie Mae’s saving programs, planning resources and financing options have helped more than 31 million people make the investment in higher education. Through its subsidiaries, the company manages $176 billion in education loans and serves 10 million student and parent customers. In addition, the company’s Upromise program has enabled 11 million members to earn more than $525 million in rewards to help pay for college. Its Upromise affiliates also manage more than $23 billion in 529 college-savings plans. Sallie Mae offers services to a range of institutional clients, including colleges and universities, student loan guarantors and state and federal agencies. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.salliemae.com

SLM CORPORATION

Supplemental Earnings Disclosure

December 31, 2009
(In millions, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis(1)
Net income (loss) attributable to SLM Corporation	$309	$159	$(216)	$324	$(213)
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.52	$.25	$(.52)	$.38	$(.69)
Return on assets	.77%	.37%	(.56)%	.20%	(.14)%
“Core Earnings” Basis(1)(2)(3)
“Core Earnings” net income attributable to SLM Corporation	$249	$164	$65	$597	$526
“Core Earnings” diluted earnings per common share attributable to SLM Corporation common shareholders	$.41	$.26	$.08	$.96	$.89
“Core Earnings” return on assets	.51%	.31%	.14%	.30%	.28%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$145,964	$157,530	$144,826	$151,692	$136,658
Average off-balance sheet student loans	33,277	33,929	36,164	34,413	37,586

Average Managed student loans	$179,241	$191,459	$180,990	$186,105	$174,244

Ending on-balance sheet student loans, net	$143,807	$158,846	$144,802
Ending off-balance sheet student loans, net	32,638	33,335	35,591

Ending Managed student loans, net	$176,445	$192,181	$180,393

Ending Managed FFELP Stafford and Other Student Loans, net	$58,174	$73,040	$59,619
Ending Managed FFELP Consolidation Loans, net	83,176	84,235	87,275
Ending Managed Private Education Loans, net	35,095	34,906	33,499

Ending Managed student loans, net	$176,445	$192,181	$180,393

(1)	Diluted earnings per common share attributable to SLM Corporation common shareholders from continuing and discontinued operations on both a GAAP basis and “Core Earnings” basis for the three months ended December 31, 2009, September 30, 2009, and December 31, 2008 and the years ended December 31, 2009 and 2008 was:

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
GAAP Basis
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.71	$.26	$(.47)	$.71	$(.39)

Discontinued operations	$(.19)	$(.01)	$(.05)	$(.33)	$(.30)

Total	$.52	$.25	$(.52)	$.38	$(.69)

“Core Earnings” Basis(2)(3)
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.60	$.27	$.13	$1.29	$1.19

Discontinued operations	$(.19)	$(.01)	$(.05)	$(.33)	$(.30)

Total	$.41	$.26	$.08	$.96	$.89

(2)	See explanation of “Core Earnings” performance measures under “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income.”

(3)	“Core Earnings” does not include Floor Income unless it is Fixed Rate Floor Income that is economically hedged. The amount of this Economic Floor Income (net of tax) excluded from “Core Earnings” for the three months ended December 31, 2009, September 30, 2009, and December 31, 2008 and the years ended December 31, 2009 and 2008 was:

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$14	$23	$6	$205	$55

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.03	$.05	$.01	$.43	$.12

SLM CORPORATION

Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 31,	September 30,	December 31,
	2009	2009	2008
	(unaudited)	(unaudited)	(unaudited)

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $104,219; $101,343; and $90,906, respectively)	$42,978,874	$43,257,743	$44,025,361
FFELP Stafford Loans Held-for-Sale	9,695,714	23,846,566	8,450,976
FFELP Consolidation Loans (net of allowance for losses of $56,949; $54,384; and $46,637, respectively)	68,378,560	69,246,231	71,743,435
Private Education Loans (net of allowance for losses of $1,443,440; $1,401,496; and $1,308,043, respectively)	22,753,462	22,494,955	20,582,298
Other loans (net of allowance for losses of $73,985; $74,057; and $58,395, respectively)	420,233	454,557	729,380
Cash and investments	8,083,841	7,021,808	5,111,407
Restricted cash and investments	5,168,871	5,760,583	3,535,286
Retained Interest in off-balance sheet securitized loans	1,828,075	1,838,203	2,200,298
Goodwill and acquired intangible assets, net	1,177,310	1,224,272	1,249,219
Other assets	9,500,358	11,299,006	11,140,777

Total assets	$169,985,298	$186,443,924	$168,768,437

Liabilities
Short-term borrowings	$39,698,227	$53,406,554	$41,933,043
Long-term borrowings	121,744,857	124,647,818	118,224,794
Other liabilities	3,263,592	3,400,527	3,604,260

Total liabilities	164,706,676	181,454,899	163,762,097

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 810; 1,012; and 1,150 shares, respectively, issued at liquidation preference of $1,000 per share	810,370	1,012,370	1,149,770
Common stock, par value $.20 per share, 1,125,000 shares authorized:
552,220; 541,849; and 534,411 shares, respectively, issued	110,444	108,362	106,883
Additional paid-in capital	5,090,891	4,862,071	4,684,112
Accumulated other comprehensive loss, net of tax benefit	(40,825)	(44,143)	(76,476)
Retained earnings	604,467	346,347	426,175

Total SLM Corporation stockholders’ equity before treasury stock	7,140,347	6,850,007	6,855,464
Common stock held in treasury: 67,222; 67,159; and 66,958 shares, respectively	1,861,738	1,860,989	1,856,394

Total SLM Corporation stockholders’ equity	5,278,609	4,989,018	4,999,070
Noncontrolling interest	13	7	7,270

Total equity	5,278,622	4,989,025	5,006,340

Total liabilities and equity	$169,985,298	$186,443,924	$168,768,437

SLM CORPORATION

Consolidated Statements of Income
(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$241,640	$303,192	$516,204	$1,211,587	$1,994,394
FFELP Consolidation Loans	450,551	481,592	741,806	1,882,195	3,178,692
Private Education Loans	406,115	396,339	439,137	1,582,514	1,737,554
Other loans	10,075	11,042	18,161	56,005	82,734
Cash and investments	6,168	6,881	24,773	26,064	276,264

Total interest income	1,114,549	1,199,046	1,740,081	4,758,365	7,269,638
Total interest expense	515,763	673,870	1,529,522	3,035,639	5,905,418

Net interest income	598,786	525,176	210,559	1,722,726	1,364,220
Less: provisions for loan losses	269,442	321,127	252,415	1,118,960	719,650

Net interest income (loss) after provisions for loan losses	329,344	204,049	(41,856)	603,766	644,570

Other income (loss):
Servicing and securitization revenue	148,049	155,065	87,557	295,297	261,819
Gains (losses) on sales of loans and securities, net	271,084	12,452	(64,007)	283,836	(186,155)
Gains (losses) on derivative and hedging activities, net	(35,209)	(111,556)	(292,903)	(604,535)	(445,413)
Contingency fee revenue	65,500	82,200	81,626	295,883	340,140
Collections revenue (loss)	(37,678)	21,241	59,828	51,152	127,823
Guarantor servicing fees	28,695	48,087	26,199	135,562	121,363
Other	187,922	150,006	96,719	929,151	392,076

Total other income (loss)	628,363	357,495	(4,981)	1,386,346	611,653

Expenses:
Restructuring expenses	4,169	2,492	5,748	13,767	83,516
Operating expenses	339,122	312,904	270,864	1,255,306	1,314,951

Total expenses	343,291	315,396	276,612	1,269,073	1,398,467

Income (loss) from continuing operations, before income tax expense (benefit)	614,416	246,148	(323,449)	721,039	(142,244)
Income tax expense (benefit)	206,568	80,423	(132,263)	238,364	(76,769)

Net income (loss) from continuing operations	407,848	165,725	(191,186)	482,675	(65,475)
Loss from discontinued operations, net of tax	(98,557)	(6,417)	(24,304)	(157,690)	(143,219)

Net income (loss)	309,291	159,308	(215,490)	324,985	(208,694)
Less: net income attributable to noncontrolling interest	157	198	527	847	3,932

Net income (loss) attributable to SLM Corporation	309,134	159,110	(216,017)	324,138	(212,626)
Preferred stock dividends	51,014	42,627	27,316	145,836	111,206

Net income (loss) attributable to SLM Corporation common stock	$258,120	$116,483	$(243,333)	$178,302	$(323,832)

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$407,691	$165,527	$(191,713)	$481,828	$(69,407)
Discontinued operations, net of tax	(98,557)	(6,417)	(24,304)	(157,690)	(143,219)

Net income (loss) attributable to SLM Corporation	$309,134	$159,110	$(216,017)	$324,138	$(212,626)

Basic earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.74	$.26	$(.47)	$.71	$(.39)

Discontinued operations	$(.20)	$(.01)	$(.05)	$(.33)	$(.30)

Total	$.54	$.25	$(.52)	$.38	$(.69)

Average common shares outstanding	479,459	470,280	466,692	470,858	466,642

Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.71	$.26	$(.47)	$.71	$(.39)

Discontinued operations	$(.19)	$(.01)	$(.05)	$(.33)	$(.30)

Total	$.52	$.25	$(.52)	$.38	$(.69)

Average common and common equivalent shares outstanding	521,740	471,058	466,692	471,584	466,642

Dividends per common share attributable to SLM Corporation common shareholders	$—	$—	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended December 31, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$269,297	$—	$—	$269,297	$(27,657)	$241,640
FFELP Consolidation Loans	382,681	—	—	382,681	67,870	450,551
Private Education Loans	571,423	—	—	571,423	(165,308)	406,115
Other loans	10,075	—	—	10,075	—	10,075
Cash and investments	1,052	—	5,477	6,529	(361)	6,168

Total interest income	1,234,528	—	5,477	1,240,005	(125,456)	1,114,549
Total interest expense	546,343	4,576	3,542	554,461	(38,698)	515,763

Net interest income (loss)	688,185	(4,576)	1,935	685,544	(86,758)	598,786
Less: provisions for loan losses	365,211	—	—	365,211	(95,769)	269,442

Net interest income (loss) after provisions for loan losses	322,974	(4,576)	1,935	320,333	9,011	329,344

Contingency fee revenue	—	65,500	—	65,500	—	65,500
Collections revenue (loss)	—	(37,678)	—	(37,678)	—	(37,678)
Guarantor servicing fees	—	—	28,695	28,695	—	28,695
Other income	383,093	—	63,017	446,110	125,736	571,846

Total other income	383,093	27,822	91,712	502,627	125,736	628,363

Restructuring expenses	3,334	331	504	4,169	—	4,169
Operating expenses	151,726	74,661	66,263	292,650	46,472	339,122

Total expenses	155,060	74,992	66,767	296,819	46,472	343,291

Income (loss) from continuing operations, before income tax expense (benefit)	551,007	(51,746)	26,880	526,141	88,275	614,416
Income tax expense (benefit)(1)	187,550	(17,237)	8,638	178,951	27,617	206,568

Net income (loss) from continuing operations	363,457	(34,509)	18,242	347,190	60,658	407,848
Loss from discontinued operations, net of tax	—	(98,250)	—	(98,250)	(307)	(98,557)

Net income (loss)	363,457	(132,759)	18,242	248,940	60,351	309,291
Less: net income attributable to noncontrolling interest	—	157	—	157	—	157

Net income (loss) attributable to SLM Corporation	$363,457	$(132,916)	$18,242	$248,783	$60,351	$309,134

Economic Floor Income (net of tax) not included in “Core Earnings”	$14,111	$—	$—	$14,111

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$363,457	$(34,666)	$18,242	$347,033	$60,658	$407,691
Discontinued operations, net of tax	—	(98,250)	—	(98,250)	(307)	(98,557)

Net income (loss) attributable to SLM Corporation	$363,457	$(132,916)	$18,242	$248,783	$60,351	$309,134

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended September 30, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$340,652	$—	$—	$340,652	$(37,460)	$303,192
FFELP Consolidation Loans	429,617	—	—	429,617	51,975	481,592
Private Education Loans	560,791	—	—	560,791	(164,452)	396,339
Other loans	11,042	—	—	11,042	—	11,042
Cash and investments	2,337	—	5,156	7,493	(612)	6,881

Total interest income	1,344,439	—	5,156	1,349,595	(150,549)	1,199,046
Total interest expense	652,017	4,584	3,370	659,971	13,899	673,870

Net interest income (loss)	692,422	(4,584)	1,786	689,624	(164,448)	525,176
Less: provisions for loan losses	447,963	—	—	447,963	(126,836)	321,127

Net interest income (loss) after provisions for loan losses	244,459	(4,584)	1,786	241,661	(37,612)	204,049

Contingency fee revenue	—	82,200	—	82,200	—	82,200
Collections revenue	—	21,241	—	21,241	—	21,241
Guarantor servicing fees	—	—	48,087	48,087	—	48,087
Other income	129,286	—	55,821	185,107	20,860	205,967

Total other income	129,286	103,441	103,908	336,635	20,860	357,495

Restructuring expenses	1,399	340	753	2,492	—	2,492
Operating expenses	154,165	74,309	74,739	303,213	9,691	312,904

Total expenses	155,564	74,649	75,492	305,705	9,691	315,396

Income (loss) from continuing operations, before income tax expense (benefit)	218,181	24,208	30,202	272,591	(26,443)	246,148
Income tax expense (benefit)(1)	80,514	10,423	11,161	102,098	(21,675)	80,423

Net income from continuing operations	137,667	13,785	19,041	170,493	(4,768)	165,725
Loss from discontinued operations, net of tax	—	(6,353)	—	(6,353)	(64)	(6,417)

Net income	137,667	7,432	19,041	164,140	(4,832)	159,308
Less: net income attributable to noncontrolling interest	—	198	—	198	—	198

Net income attributable to SLM Corporation	$137,667	$7,234	$19,041	$163,942	$(4,832)	$159,110

Economic Floor Income (net of tax) not included in “Core Earnings”	$22,607	$—	$—	$22,607

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

Net income attributable to SLM Corporation:
Continuing operations, net of tax	$137,667	$13,587	$19,041	$170,295	$(4,768)	$165,527
Discontinued operations, net of tax	—	(6,353)	—	(6,353)	(64)	(6,417)

Net income attributable to SLM Corporation	$137,667	$7,234	$19,041	$163,942	$(4,832)	$159,110

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Quarter ended December 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$586,206	$—	$—	$586,206	$(70,002)	$516,204
FFELP Consolidation Loans	856,267	—	—	856,267	(114,461)	741,806
Private Education Loans	659,057	—	—	659,057	(219,920)	439,137
Other loans	18,161	—	—	18,161	—	18,161
Cash and investments	20,606	—	7,032	27,638	(2,865)	24,773

Total interest income	2,140,297	—	7,032	2,147,329	(407,248)	1,740,081
Total interest expense	1,584,442	5,628	4,296	1,594,366	(64,844)	1,529,522

Net interest income (loss)	555,855	(5,628)	2,736	552,963	(342,404)	210,559
Less: provisions for loan losses	392,211	—	—	392,211	(139,796)	252,415

Net interest income (loss) after provisions for loan losses	163,644	(5,628)	2,736	160,752	(202,608)	(41,856)
Contingency fee revenue	—	81,626	—	81,626	—	81,626
Collections revenue	—	58,607	—	58,607	1,221	59,828
Guarantor servicing fees	—	—	26,199	26,199	—	26,199
Other income (loss)	18,563	—	52,042	70,605	(243,239)	(172,634)

Total other income (loss)	18,563	140,233	78,241	237,037	(242,018)	(4,981)
Restructuring expenses	2,881	1,670	1,197	5,748	—	5,748
Operating expenses	123,355	93,602	43,232	260,189	10,675	270,864

Total expenses	126,236	95,272	44,429	265,937	10,675	276,612

Income (loss) from continuing operations, before income tax expense (benefit)	55,971	39,333	36,548	131,852	(455,301)	(323,449)
Income tax expense (benefit)(1)	7,350	22,077	12,592	42,019	(174,282)	(132,263)

Net income (loss) from continuing operations	48,621	17,256	23,956	89,833	(281,019)	(191,186)
Loss from discontinued operations, net of tax	—	(24,294)	—	(24,294)	(10)	(24,304)

Net income (loss)	48,621	(7,038)	23,956	65,539	(281,029)	(215,490)
Less: net income attributable to noncontrolling interest	—	527	—	527	—	527

Net income (loss) attributable to SLM Corporation	$48,621	$(7,565)	$23,956	$65,012	$(281,029)	$(216,017)

Economic Floor Income (net of tax) not included in “Core Earnings”	$5,502	$—	$—	$5,502

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

Net income (loss) attributable to SLM Corporation
Continuing operations, net of tax	$48,621	$16,729	$23,956	$89,306	$(281,019)	$(191,713)
Discontinued operations, net of tax	—	(24,294)	—	(24,294)	(10)	(24,304)

Net income (loss) attributable to SLM Corporation	$48,621	$(7,565)	$23,956	$65,012	$(281,029)	$(216,017)

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Year ended December 31, 2009
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$1,281,421	$—	$—	$1,281,421	$(69,834)	$1,211,587
FFELP Consolidation Loans	1,645,482	—	—	1,645,482	236,713	1,882,195
Private Education Loans	2,254,163	—	—	2,254,163	(671,649)	1,582,514
Other loans	56,005	—	—	56,005	—	56,005
Cash and investments	9,251	—	20,080	29,331	(3,267)	26,064

Total interest income	5,246,322	—	20,080	5,266,402	(508,037)	4,758,365
Total interest expense	2,970,916	19,653	14,772	3,005,341	30,298	3,035,639

Net interest income (loss)	2,275,406	(19,653)	5,308	2,261,061	(538,335)	1,722,726
Less: provisions for loan losses	1,564,050	—	—	1,564,050	(445,090)	1,118,960

Net interest income (loss) after provisions for loan losses	711,356	(19,653)	5,308	697,011	(93,245)	603,766

Contingency fee revenue	—	295,883	—	295,883	—	295,883
Collections revenue	—	50,463	—	50,463	689	51,152
Guarantor servicing fees	—	—	135,562	135,562	—	135,562
Other income	974,110	—	214,892	1,189,002	(285,253)	903,749

Total other income	974,110	346,346	350,454	1,670,910	(284,564)	1,386,346

Restructuring expenses	10,010	597	3,160	13,767	—	13,767
Operating expenses	581,239	315,292	283,167	1,179,698	75,608	1,255,306

Total expenses	591,249	315,889	286,327	1,193,465	75,608	1,269,073

Income (loss) from continuing operations, before income tax expense (benefit)	1,094,217	10,804	69,435	1,174,456	(453,417)	721,039
Income tax expense (benefit)(1)	388,228	6,504	24,635	419,367	(181,003)	238,364

Net income (loss) from continuing operations	705,989	4,300	44,800	755,089	(272,414)	482,675
Loss from discontinued operations, net of tax	—	(157,189)	—	(157,189)	(501)	(157,690)

Net income (loss)	705,989	(152,889)	44,800	597,900	(272,915)	324,985
Less: net income attributable to noncontrolling interest	—	847	—	847	—	847

Net income (loss) attributable to SLM Corporation	$705,989	$(153,736)	$44,800	$597,053	$(272,915)	$324,138

Economic Floor Income (net of tax) not included in “Core Earnings”	$205,005	$—	$—	$205,005

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$705,989	$3,453	$44,800	$754,242	$(272,414)	$481,828
Discontinued operations, net of tax	—	(157,189)	—	(157,189)	(501)	(157,690)

Net income (loss) attributable to SLM Corporation	$705,989	$(153,736)	$44,800	$597,053	$(272,915)	$324,138

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)

	Year ended December 31, 2008
		Asset
		Performance	Corporate	Total “Core		Total
	Lending	Group	and Other	Earnings”	Adjustments	GAAP
	(unaudited)

Interest income:
FFELP Stafford and Other Student Loans	$2,216,396	$—	$—	$2,216,396	$(222,002)	$1,994,394
FFELP Consolidation Loans	3,747,524	—	—	3,747,524	(568,832)	3,178,692
Private Education Loans	2,752,123	—	—	2,752,123	(1,014,569)	1,737,554
Other loans	82,734	—	—	82,734	—	82,734
Cash and investments	304,684	—	25,030	329,714	(53,450)	276,264

Total interest income	9,103,461	—	25,030	9,128,491	(1,858,853)	7,269,638
Total interest expense	6,664,856	25,385	19,044	6,709,285	(803,867)	5,905,418

Net interest income (loss)	2,438,605	(25,385)	5,986	2,419,206	(1,054,986)	1,364,220
Less: provisions for loan losses	1,028,732	—	—	1,028,732	(309,082)	719,650

Net interest income (loss) after provisions for loan losses	1,409,873	(25,385)	5,986	1,390,474	(745,904)	644,570
Contingency fee revenue	—	340,140	—	340,140	—	340,140
Collections revenue	—	128,879	—	128,879	(1,056)	127,823
Guarantor servicing fees	—	—	121,363	121,363	—	121,363
Other income	180,121	—	198,931	379,052	(356,725)	22,327

Total other income	180,121	469,019	320,294	969,434	(357,781)	611,653
Restructuring expenses	49,142	11,297	23,077	83,516	—	83,516
Operating expenses	582,781	388,778	256,431	1,227,990	86,961	1,314,951

Total expenses	631,923	400,075	279,508	1,311,506	86,961	1,398,467

Income (loss) from continuing operations, before income tax expense (benefit)	958,071	43,559	46,772	1,048,402	(1,190,646)	(142,244)
Income tax expense (benefit)(1)	338,774	23,280	16,538	378,592	(455,361)	(76,769)

Net income (loss) from continuing operations	619,297	20,279	30,234	669,810	(735,285)	(65,475)
Loss from discontinued operations, net of tax	—	(139,928)	—	(139,928)	(3,291)	(143,219)

Net income (loss)	619,297	(119,649)	30,234	529,882	(738,576)	(208,694)
Less: net income attributable to noncontrolling interest	—	3,932	—	3,932	—	3,932

Net income (loss) attributable to SLM Corporation	$619,297	$(123,581)	$30,234	$525,950	$(738,576)	$(212,626)

Economic Floor Income (net of tax) not included in “Core Earnings”	$55,483	$—	$—	$55,483

(1)	Income taxes are based on a percentage of net income before tax for the individual reportable segment.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$619,297	$16,347	$30,234	$665,878	$(735,285)	$(69,407)
Discontinued operations, net of tax	—	(139,928)	—	(139,928)	(3,291)	(143,219)

Net income (loss) attributable to SLM Corporation	$619,297	$(123,581)	$30,234	$525,950	$(738,576)	$(212,626)

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income
(In thousands, except per share amounts)

	Quarters ended			Years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2009	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

“Core Earnings” net income attributable to SLM Corporation(1)(2)	$248,783	$163,942	$65,012	$597,053	$525,950
“Core Earnings” adjustments:
Net impact of securitization accounting	(4,094)	27,885	31,583	(200,660)	(442,190)
Net impact of derivative accounting	171,068	(36,598)	(441,631)	(306,101)	(560,381)
Net impact of Floor Income	(32,222)	(8,020)	(34,949)	128,803	(102,056)
Net impact of acquired intangibles	(46,784)	(9,774)	(10,314)	(75,960)	(89,310)

Total “Core Earnings” adjustments before income tax effect	87,968	(26,507)	(455,311)	(453,918)	(1,193,937)
Net tax effect	(27,617)	21,675	174,282	181,003	455,361

Total “Core Earnings” adjustments	60,351	(4,832)	(281,029)	(272,915)	(738,576)

GAAP net income (loss) attributable to SLM Corporation	$309,134	$159,110	$(216,017)	$324,138	$(212,626)

GAAP diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$.52	$.25	$(.52)	$.38	$(.69)

(1) “Core Earnings” diluted earnings per common share attributable to SLM Corporation common shareholders	$.41	$.26	$.08	$.96	$.89

(2) Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$14,111	$22,607	$5,502	$205,005	$55,483

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.03	$.05	$.01	$.43	$.12

FASB Accounting Standards Codification

The Company adopted, as of July 1, 2009, the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Codification (“ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”). The ASC does not change authoritative guidance. Accordingly, implementing the ASC did not change any of the Company’s accounting, and therefore, did not have an impact on the consolidated results of the Company. References to authoritative GAAP literature have been updated accordingly.

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under ASC 280, “Segment Reporting,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies and lenders. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies and lenders to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from ASC 815, “Derivatives and Hedging,” on derivatives that do not qualify for “hedge treatment,” as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is Fixed Rate Floor Income that is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, certain securitization transactions in our Lending operating segment are accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we present all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “servicing and securitization revenue” presented in accordance with GAAP, are excluded from “Core Earnings” and are replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts from “Core Earnings” as they are considered intercompany transactions on a “Core Earnings” basis.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the mark-to-market derivative valuations prescribed by ASC 815 on derivatives that do not qualify for “hedge treatment” under GAAP. These unrealized gains and losses occur in our Lending operating segment. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we only include such income in “Core Earnings” when it is Fixed Rate Floor Income that is economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include in income the amortization of net premiums received on contracts economically hedging Fixed Rate Floor Income.

4)	Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.